Exhibit 10.15

FedEx Lease #: 22-0519-000

FIFTEENTH AMENDMENT

to the

COMPOSITE LEASE AGREEMENT

By and Between

MEMPHIS-SHELBY COUNTY AIRPORT AUTHORITY

and

FEDERAL EXPRESS CORPORATION

Effective as of May 19, 2022

FIFTEENTH AMENDMENT

TO THE COMPOSITE LEASE AGREEMENT

THIS FIFTEENTH AMENDMENT (“15th Amendment”) is made and entered into as of the 19th day of May, 2022, by and between MEMPHIS-SHELBY COUNTY AIRPORT AUTHORITY (herein referred to as “Authority” or “Sponsor”), a body politic and corporate, organized and existing under the laws of the State of Tennessee, and FEDERAL EXPRESS CORPORATION (herein referred to as “Tenant” or “Contractor”), a corporation duly organized and existing under the laws of the State of Delaware.

W I T N E S S E T H:

WHEREAS, Authority and Tenant executed a “Composite Lease Agreement,” effective January 1, 2007 which was modified by First Amendment effective September 1, 2008; a Second Amendment effective June 1, 2009; a Third Amendment effective July 1, 2009; a Fourth Amendment effective 15, 2011; a Fifth Amendment effective January 1, 2013; a Sixth Amendment effective July 1, 2014; a Seventh Amendment effective April 1, 2016; an Eighth Amendment effective April 1, 2017; a Ninth Amendment effective September 1, 2017; a Tenth Amendment effective May 1, 2018; an Eleventh Amendment effective December 1, 2018; a Twelfth Amendment effective October 1, 2019; a Thirteenth Amendment effective July 26, 2021; and a Fourteenth Amendment effective February 1, 2022, all of which are collectively referred to herein as the “Composite Lease Agreement”; and

WHEREAS, a schedule identifying each parcel of real property the Authority leases to Tenant is attached to the Composite Lease Agreement as “EXHIBIT A,” and the schedule states a portion of the Term (identified in the Composite Lease Agreement) during which the lease of each parcel will be in effect, and the rent that Tenant is subject to pay Authority for each parcel; and,

WHEREAS, the parties wish to amend the Composite Lease Agreement to add a total of 263,973.6 square feet of unimproved land located south of Democrat Road and east of Plough Boulevard, which is a portion of parcel 060174 00140, Shelby County INSTR. F5 5925 (“Western Boundary - Parcel 38” or “Parcel 38”), and named in “EXHIBIT B”, which is attached hereto and incorporated by reference; and,

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WHEREAS, the Western Boundary – Parcel 38 will be used by Tenant for the construction of a) Container Staging Area in support of Tenant Operations and b) Facility Maintenance Building and Equipment Storage to replace existing facilities currently located at 2808 Sprankel; and,

WHEREAS, per the Composite Lease Agreement, rent will be calculated at $0.2244 per square foot, thereby creating an annual increase of $59,235.68, effective on the date of substantial completion.

NOW, THEREFORE, for and in consideration of the promises, covenants and agreements hereinafter contained to be kept and performed by the parties hereto and upon the provisions and conditions hereinafter set forth, Authority and Tenant do hereby covenant and agree as follows:

SECTION 1. Definitions. Except as otherwise provided herein, and unless the context shall clearly require otherwise, all words and terms used in this 15th Amendment that are defined in the Composite Lease Agreement, the Special Facility Ground Lease Agreement and the Special Facility Lease Agreement shall have the respective meanings given to them in each agreement for all purposes of this 15th Amendment.

SECTION 2. Modification of Composite Lease and Applicable Rent. The parties amend the Composite Lease Agreement to reflect the addition of Western Boundary - Parcel 38 as described in the attached property listing as shown on “EXHIBIT B.” As of the Effective Date, the parties incorporate the attached surveys and legal descriptions of Western Boundary - Parcel 38 to be part of “EXHIBIT B” to the Composite Lease Agreement.

Effective on the Parcel 38 “Substantial Completion Date” (as defined in Section 3(c) below), Tenant’s annual rent will be increased by an amount equal to the product achieved by multiplying the area of Parcel 38 by $0.2244 as follows:

Location	Sq. Ft	Rate	Annual Rent
Unimproved Ground	263,973.6	$0.2244	$59,235.68

The rent, as adjusted in accordance with the foregoing, will continue to be subject to adjustment in accordance with the terms of Section 2.03(a)(i) of the Composite Lease

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Agreement. The modification and applicable rate stated above shall be added to “Exhibit A” to the Composite Lease Agreement, as amended. A copy of “Exhibit A” including the above- stated modification and rental rate shall be included with this 15th Amendment at a later date and replace the current placeholder for said exhibit. Failure to include “Exhibit A” with this 15th Amendment at a later date does not affect the modification and rental rate agreed upon in this 15th Amendment, and the rental rate agreed upon in this 15th Amendment shall be treated as included in “Exhibit A” to the Composite Lease Agreement, as amended by subsequent lease amendments, for all intents and purposes.

SECTION 3.    Improvements by Tenant

(a)    Effective May 1, 2022 , Authority hereby grants to Tenant for use by Tenant and its servants, agents, employees and independent contractors working on or in connection with Tenant’s alterations of the improvements located on Western Boundary—Parcel 38, making it suitable for Tenant’s use (“Tenant’s Work”), all necessary or appropriate rights of reasonable access, ingress and egress to and from Parcel 38, and the right to do all such other things as may be incidental to Tenant’s Work.

(b)    Tenant shall obtain, at Tenant’s sole expense, all certificates and approvals relating to Tenant’s Work. Tenant shall make, at least, all improvements to Parcel 38 as listed below at no cost to Authority.

(c)    The Substantial Completion Date shall be defined as that date on which Tenant has commenced beneficial use of Parcel 38. Tenant’s Work and related activity during the period before the Substantial Completion Date shall not be considered the commencement of beneficial use of the premises by Tenant. However, the terms and conditions of the Composite Lease, including, without limitation, the commercial liability insurance provisions, shall apply to and be effective during such period of occupancy or access to the premises by Tenant, except for Tenant’s obligation to pay rent as provided in Section 2. Any Tenant third party contractor’s obligation to provide for builder’s risk coverage covering the premises and improvements on Parcel 38 shall commence upon fully execution of this Agreement, and will be required until the Substantial Completion Date of improvements to Parcel 38.

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SECTION 4. Improvements by Authority Prior to May 1, 2022, Authority shall not make any improvements to Parcel 38 as shown on “EXHIBIT B”. As part of its work under this Section, Tenant shall (i) remain in compliance with all applicable Environmental Laws and (ii) undertake, in compliance with the rules and regulations of any Governmental Authority having jurisdiction over the Parcel 38, all required cleanup activities with respect to environmental conditions caused by, arising out of, or resulting from its use of Parcel 38.

SECTION 5. Remainder of Composite Lease in Effect. All other terms, provisions, conditions, covenants and agreements of the Composite Lease shall continue in full force and effect.

SECTION 6. Effective Date. This 15th Amendment shall become effective as of May 1, 2022. “EXHIBIT A” and “EXHIBIT B” shall be incorporated herein by reference.

SECTION 7. Right to Terminate 15th Amendment. Tenant and the Authority are parties to a certain Agreement with Memphis Light, Gas and Water Division (“MLGW”) dated May 4, 2022 (“MLGW Agreement”) regarding MLGW’s easement over the Western Boundary recorded under Instrument Number LE-7114 (“Easement Area”). The MLGW Agreement allows Tenant to construct upon and use the Easement Area for grading, paving, parking, drainage, and other permitted purposes for the facilities to be constructed on Western Boundary – Parcel 38. In the event of termination of the MLGW Agreement, Tenant shall have an immediate right to terminate this 15th Amendment upon written notice to the Authority for purposes of the Easement and Western Area identified on “EXHIBIT C”; provided however, the terms of this 15th Amendment shall survive for purposes of the Eastern Boundary of the Easement Area as identified on “EXHIBIT C” (“Remaining 15th Amendment Premises”) at the adjusted annual rental rate of $0.2244 (as adjusted pursuant to this Agreement) multiplied by the total square footage for the Remaining 15th Amendment Premises identified on “EXHIBIT C.” Upon such termination of this 15th Amendment, neither party hereto shall have any obligation to the other party hereto under this 15th Amendment for purposes of the Easement and Western Area identified on “EXHIBIT C” For purposes of the two page drawing attached hereto as Exhibit C, (i) the Easement Area is identified as the Easement on the Exhibit C Facility MX Area Legend; (ii) the Eastern Boundary of the Easement

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Area, also known as the Remaining 15th Amendment Premises in the event of termination pursuant to this Section 7, is identified as the Leased Land East of the Easement on the Exhibit C Facility MX Area Legend; and (iii) the Western Area is identified as the Leased Land West of the Easement on the Exhibit C Facility MX Area Legend.

SECTION 8. MLGW Agreement. Tenant agrees to assume all responsibility and liability under the MLGW Agreement, which allows Tenant to use the Easement Area for construction of its facilities on Western Boundary – Parcel 38. The parties understand and acknowledge that the MLGW Agreement is to facilitate development and construction for Tenant’s business purposes only and that the Authority shall not undertake any development activities pursuant to the MLGW Agreement. As such, to the fullest extent allowed under applicable law, Tenant agrees to indemnify, defend, protect, and hold Authority and company, its parent, affiliates, subsidiaries, and their respective directors, officers, employees, representatives, and agents harmless from and against any and all actions or causes of action, claims, demands, liabilities, losses, damages, injuries, suits, proceedings, judgments, costs (including the costs or expenses of environmental response, removal or remediation activities) and/or expenses of whatever kind or nature arising from or related to the MLGW Agreement. This provision is not intended to relieve Authority from its own gross negligence or willful misconduct. Notwithstanding the foregoing, the obligations, responsibility and liability of the Authority under the Easement Agreement, Instrument Number LE-7114 in the Register’s Office of Shelby County (“Easement Agreement”), shall remain the Authority’s obligations, responsibility, and liability, and shall be separately governed by the Easement Agreement.

[SIGNATURE PAGE TO FOLLOW]

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IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute this FIFTEENTH Amendment to the Composite Lease Agreement.

MEMPHIS-SHELBY COUNTY AIRPORT AUTHORITY		FEDERAL EXPRESS CORPORATION

By:	/s/ Scott Brockman	By:	/s/ Donna W. Cook
President and Chief Executive Officer		VP – Properties & Facilities
May 17, 2022

May 19, 2022

Approved as to Content:

By:	/s/ Forrest Artz
Vice President of Finance and Administration/CFO

Approved as to Form and Legality:

/s/ Amber Floyd
General Counsel

Reviewed and Approved:

/s/ Jason S. McBride
Director of Properties

Omitted Exhibits

Exhibit A, Exhibit B, and Exhibit C to this exhibit, which are described under “Witnesseth” and in Section 2, Section 4, and Section 7 above, have been omitted pursuant to Item 601(a)(5) of Regulation S-K because the information contained therein is not material and is not otherwise publicly disclosed. FedEx will furnish supplementally copies of Exhibit A, Exhibit B, and Exhibit C to the Securities and Exchange Commission or its staff upon request.

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